Exhibit 10.1

AMENDMENT NO. 1 AND JOINDER

TO PURCHASE AND SALE AGREEMENT

This AMENDMENT NO. 1 AND JOINDER to Purchase and Sale Agreement (this “Amendment”) is entered into, effective as of October 1, 2018, by and among Tropicana Entertainment Inc., a Delaware corporation (the “Company”), GLP Capital, L.P., a Pennsylvania limited partnership (“Gamma”) and Eldorado Resorts, Inc., a Nevada corporation (“Parent”).

WHEREAS, the Company and Gamma are parties to that certain Purchase and Sale Agreement (the “Purchase Agreement”) dated April 15, 2018, pursuant to which the Company agreed to cause certain of its subsidiaries to sell, and Gamma agreed to purchase (directly or indirectly), certain real estate property as described therein, including the property located in St. Louis, Missouri owned by Tropicana St. Louis, LLC and more particularly described in Exhibit B-3 thereof (the “Lumiere Property”), subject to the terms and conditions set forth therein;

WHEREAS, the Company, Gamma and Parent desire to amend the Purchase Agreement to provide for the acquisition of the Lumiere Property by Parent or its designee, rather than by Gamma and for Parent to become a party to the Purchase Agreement; and

WHEREAS, in accordance with Section 6.12 thereof, the Purchase Agreement may be amended by the Company and Gamma if such amendment is effected by an instrument in writing signed on behalf of each of Gamma and the Company, and Parent has consented in writing to such amendment.

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

1.                                      Definitions.  All capitalized terms not defined herein shall have the meaning ascribed to them in the Purchase Agreement. In the event of a conflict between the capitalized terms defined and set forth in this Amendment and the defined terms of the Purchase Agreement, the definitions set forth in this Amendment shall control.

2.                                      Amendments.  The Purchase Agreement is hereby amended as follows, in each case effective as of the date hereof:

(a)                                 The second sentence of the Purchase Agreement shall be amended by adding “, Parent” after the word “Company”.

(b)                                 Section 1.1 shall be deleted in its entirety and replaced with the following:

“Section 1.1                              Purchase and Sale of Purchased Assets

(a) Upon the terms and subject to the conditions of this Real Estate Purchase Agreement, at the RE Closing the Company shall cause the RE Sellers (excluding the Lumiere RE Sellers), the RE Lessees and the Entity Sellers to sell, assign and transfer to Gamma (or its designee), and Gamma will (or will cause its designee to) purchase, acquire and accept from such RE Sellers, the RE Lessees and the Entity Sellers the following assets, properties, rights, Contracts and claims of such RE Sellers, the RE Lessees and the Entity Sellers, wherever located, whether tangible or intangible, and all right, title and interest thereto and thereunder free and clear of all Liens, other than Permitted Liens (collectively, (i) - (iv) below, the “Gamma Acquired Assets”):

(i)                                     the Gamma Conveyed Properties;

(ii)                                  the Ground Leased Properties;

(iii)                               the Propcos; and

(iv)                              the benefits, rights, rights of Action and claims (express or implied) to the extent related to the Gamma Conveyed Properties, the Ground Leased Properties or the Propcos.

(b) Upon the terms and subject to the conditions of this Real Estate Purchase Agreement, at the RE Closing the Company shall cause the Lumiere RE Sellers to sell, assign and transfer to Parent (or its designee), and Parent will (or will cause its designee to) purchase, acquire and accept from the Lumiere RE Sellers the following assets, properties, rights, Contracts and claims of the Lumiere RE Sellers, wherever located, whether tangible or intangible, and all right, title and interest thereto and thereunder free and clear of all Liens, other than Permitted Liens (collectively, (i)-(ii) below, the “Parent Acquired Assets”, and together with the Gamma Acquired Assets, the “Transferred Real Estate Assets”):

(i) the Parent Conveyed Properties; and

(ii) the benefits, rights, rights of Action and claims (express or implied) to the extent related to the Parent Conveyed Properties.”

(c)                                  Section 1.2 shall be amended by inserting an “(A)” at the beginning of the first sentence thereof, and inserting the words “(excluding the Lumiere RE Sellers)” immediately following the words “RE Sellers” appearing in the third line thereof.

(d)                                 Section 1.2(b) shall be amended by replacing the words “Transferred Real Estate Assets” appearing in the fifth line thereof with the words “Gamma Acquired Assets”.

(e)                                  Section 1.2(d) shall be amended by replacing the words “zoning and land use Laws relating to the Properties (collectively, the “RE Laws”)” appearing in the first and second line thereof with the words “RE Laws relating to the Gamma Conveyed Properties”.

(f)                                   A new clause (B) shall be added at the end of Section 1.2, as follows:

“(B)  On the Closing Date, Parent shall deliver to the Company an instrument of assumption pursuant to which Parent shall assume and discharge all of the Liabilities of the Company and the RE Sellers relating to the Parent Conveyed Properties (other than the Excluded Liabilities) relating to the following:

(a) all Liabilities for (i) property and ad valorem Taxes, assessments, sewer rents and similar charges assessed with respect to the ownership of real estate (including interest and penalties) attributable to or imposed upon the Parent Conveyed Properties for any taxable period (whether before or after the RE Closing) and (ii) transfer, stamp, documentary, recording or similar Taxes payable as a result of the sale of the Parent Acquired Assets pursuant to this Real Estate Purchase Agreement (whether such Taxes are imposed on transfers of assets or on transfers of equity);

(b) all Environmental Liabilities relating to the Parent Conveyed Properties; and

(c) all Liabilities for violations of RE Laws relating to the Parent Conveyed Properties.”

(g)                                  Section 1.3 shall be amended by replacing the words “Gamma will not have any” appearing in the third line thereof with the words “neither Gamma nor Parent, as applicable, will have any”.

(h)                                 Section 2.1(b) shall be deleted and replaced in its entirety with the following:

“(b)  At the RE Closing, (i) as consideration for the Gamma Acquired Assets, Gamma shall pay, by wire transfer of immediately available funds, $964,000,000 (the “Gamma Real Estate Purchase Price”) and (ii) as consideration for the Parent Acquired Assets, Parent shall pay, by wire transfer of immediately available funds, $246,000,000 (the “Parent Real Estate Purchase Price”, and together with the Gamma Real Estate Purchase Price, the “Real Estate Purchase Price”), in each case to the Company, or at the Company’s direction, Gamma and Parent, respectively, shall cause the Real Estate Purchase Price to be deposited with the Paying Agent.”

(i)                                     Section 2.2 shall be amended by inserting the word “Gamma” immediately prior to the word “Real” in the first line thereof.

(j)                                    Section 2.3 shall be amended by inserting the phrase “, or Parent or its designee, as applicable,” immediately following the word “designee” appearing in the second line thereof.

(k)                                 Section 2.3(b) shall be amended by inserting the phrase “or Parent (or its designee), as applicable, in each case” immediately preceding the word “subject” appearing in the last line thereof.

(l)                                     Section 2.3(f) shall be amended by replacing the words “or its or its designee’s agents” appearing in the sixth line thereof with the words “, Parent, their respective designees or their respective designees’ agents”.

(m)                             The following shall be added as a new Section 2.3(l):

“(l)                               bills of sale, in customary form and substance reasonably satisfactory to Gamma, the Company and Parent, duly executed by Catfish Queen Partnership in Commendam, a Louisiana partnership (“Catfish Queen”), conveying all of Catfish Queen’s right, title and interest in the vessels described on Exhibit C attached hereto to Gamma (or its designee), subject only to Permitted Liens.”

(n)                                 The following shall be added as a new Section 2.4:

“Section 2.4  Parent’s Additional Closing Deliverables.

At the RE Closing, in addition to the payment of the Parent Real Estate Purchase Price required by Section 2.1(b), Parent shall deliver to the Company all of the following:

(a) if applicable, duly completed and signed real estate transfer Tax forms; and

(b) without limitation by specific enumeration of the foregoing, all other customary documents reasonably required from Parent and its Subsidiaries to consummate the Real Estate Purchase of the Parent Conveyed Properties.”

(o)                                 The last two sentences of Section 3.1 shall be deleted and replaced in their entirety with the following:

“Gamma, Parent, the Company and the Significant Stockholder shall file all tax returns, and take all positions for tax purposes, consistent with the foregoing allocation, except in each case as otherwise required by a final determination within the meaning of Section 1313 of the Code.  Gamma, Parent, the Company and the Significant Stockholder shall make appropriate adjustments to the allocation to reflect any items treated as adjustments to the Real Estate Purchase Price pursuant to Section 3.2.”

(p)                                 Section 4.2 shall be deleted and replaced in its entirety with the following:

“Section 4.2  Additional Conditions to Obligation of Gamma and Parent.

The respective obligations of Gamma and Parent to effect the RE Closing, as applicable, are subject to the satisfaction of each of the following conditions on or prior to the Closing Date, any of which may be waived in whole or in part in a writing executed by Gamma or Parent, as applicable:

(a)  Merger Agreement Conditions. The conditions set forth in Section 7.3 of the Merger Agreement shall have been satisfied or waived in accordance with Section 7.3 of the Merger Agreement.”

(q)                                 Section 4.4 shall be amended by replacing the words “Neither Gamma nor the Company” appearing in the first line thereof with the words “None of Gamma, Parent or the Company”.

(r)                                    Section 4.5 shall be deleted and replaced in its entirety by the following:

“Section 4.5 Rescission.

Notwithstanding the foregoing, if for any reason the RE Closing occurs and the Merger is not consummated in accordance with Article 2 of the Merger Agreement, this Real Estate Purchase Agreement and those instruments delivered in order to effect the consummation of the transactions contemplated by this Real Estate Purchase Agreement shall automatically be voidable or revocable by either Gamma or Parent, on the one hand, or the Company, on the other hand, for twenty-four (24) hours from the RE Closing, and if Gamma, Parent or the Company elects to void or revoke this Real Estate Purchase Agreement within such twenty-four (24) hour period, the parties hereto shall immediately take or cause all actions to provide for the rescission of the consummation of the transactions consummated hereby; provided, however, that if this Real Estate Purchase Agreement is rescinded pursuant to this Section 4.5, then Gamma and Parent, as applicable, shall reimburse the Company for any and all transfer, stamp, documentary, recording or similar Taxes payable and actually incurred by the Company as a result of the rescission of this Real Estate Purchase Agreement (whether such Taxes are imposed on transfers of assets or on transfers of equity) related to the Transferred Real Estate Assets.”

(s)                                   Section 6.1 shall be amended by the addition of the following defined terms in alphabetical order:

“Gamma Conveyed Properties” means the Conveyed Properties numbered 1, 2, 6, 7, 8 and 9 on Exhibit B attached to the Purchase Agreement.

“Lumiere RE Sellers” means, collectively, Tropicana St. Louis, LLC, TEI (ES), LLC, and TEI (ST. LOUIS RE), LLC, each a Delaware limited liability Company.

“Parent Conveyed Properties” means the Conveyed Properties numbered 3, 4 and 5 on Exhibit B attached to the Purchase Agreement.

“RE Laws” means zoning and land use Laws relating to the Properties.

(t)                                    Section 6.2 shall be amended by inserting the phrase “, Parent” immediately following the word “Company” appearing therein.

(u)                                 Section 6.3 shall be amended by inserting the phrase “, Parent” immediately following the word “Company” appearing therein.

(v)                                 Section 6.9 shall be deleted in its entirety and replaced with the following:

“Section 6.9 Assignment.

Neither this Real Estate Purchase Agreement nor any of the rights, interests or obligations under this Real Estate Purchase Agreement shall be assigned, by operation of Law or otherwise, in whole or in part, by any of the

Parties without the prior written consent of the other Parties; provided, however, that Gamma or Parent may assign any of their respective rights, interests and obligations hereunder to their respective Affiliates; provided that Gamma and/or Parent, as the case may be, shall not be relieved of any obligations hereunder until fully performed by such assignee and, pursuant to Section 1.1 of the Merger Agreement, Gamma and/or Parent, as the case may be, shall guarantee all of the obligation of its designee under this Real Estate Purchase Agreement. Any attempted or purported assignment in violation of the preceding sentence shall be null and void and of no effect whatsoever.”

(w)                               Section 6.12 shall be amended by inserting the phrase “, Parent” immediately following the word “Company” appearing in the first line thereof.

(x)                                 Section 6.13 shall be deleted in its entirety and replaced with the following:

“Section 6.13 Extension; Waiver.

At any time prior to the RE Closing, the Parties may, (a) extend the time for the performance of any of the obligations or other acts of the others, (b) waive any breach of the representations and warranties of the others contained herein or in any document delivered pursuant hereto or (c) waive compliance by the others with any of the agreements or covenants contained herein.”

(y)                                 Section 6.16 shall be deleted in its entirety and replaced with the following:

“Section 6.16 Investigations and Release.

The provisions of this Section 6.16 shall survive the RE Closing indefinitely and shall not be deemed merged into any of the Closing documents.

(a)                   GAMMA ACKNOWLEDGES AND AGREES, BY CONSUMMATING THE RE CLOSING, IT WILL BE DEEMED TO HAVE BEEN GIVEN A FULL OPPORTUNITY TO INSPECT AND INVESTIGATE EACH AND EVERY ASPECT OF EACH OF THE GAMMA ACQUIRED ASSETS, EITHER INDEPENDENTLY OR THROUGH AGENTS OF GAMMA’S CHOOSING. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, THE COMPANY AND GAMMA AGREE THAT THE RE SELLERS ARE SELLING AND GAMMA IS PURCHASING AND TAKING THE GAMMA ACQUIRED ASSETS ON AN “AS IS — WHERE IS” BASIS, WITH ANY AND ALL LATENT AND PATENT DEFECTS. GAMMA ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY SET FORTH IN THE MERGER AGREEMENT AND THE OTHER INSTRUMENTS DELIVERED PURSUANT TO THE MERGER AGREEMENT, IT IS SOLELY RELYING UPON ITS EXAMINATION OF THE GAMMA ACQUIRED ASSETS AND IT IS NOT RELYING UPON ANY REPRESENTATION, STATEMENT OR OTHER ASSERTION OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED,

FROM THE COMPANY OR ANY RE SELLER OR THEIR AGENTS OR BROKERS AS TO ANY MATTER CONCERNING THE GAMMA ACQUIRED ASSETS OR OTHERWISE, INCLUDING, WITHOUT LIMITATION: (I) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF THE GAMMA ACQUIRED ASSETS, INCLUDING, BUT NOT LIMITED TO, ACCESS, THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, (II) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND ANY GROUNDWATER, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING THE GAMMA ACQUIRED ASSETS, (IV) THE DEVELOPMENT POTENTIAL OF THE GAMMA ACQUIRED ASSETS, AND EACH GAMMA ACQUIRED ASSET’S USE, HABITABILITY, MERCHANTABILITY, SUITABILITY, VALUE OR FITNESS OF ANY PROPERTY FOR ANY PARTICULAR PURPOSE, (V) THE ZONING OR OTHER LEGAL STATUS OF ANY GAMMA ACQUIRED ASSET OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF ANY GAMMA ACQUIRED ASSET, (VI) THE COMPLIANCE OF THE PROPERTIES OR THEIR OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (VII) THE PRESENCE OF HAZARDOUS MATERIALS ON, UNDER OR ABOUT ANY GAMMA ACQUIRED ASSET OR ANY ADJOINING OR NEIGHBORING PROPERTY, (VIII) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE GAMMA ACQUIRED ASSETS, (IX) THE CONDITION OF TITLE TO THE GAMMA ACQUIRED ASSETS, (X) ANY FORECASTS, PROJECTIONS OR ESTIMATES OF FUTURE RESULTS, INCLUDING THE NET OPERATING INCOME WITH RESPECT TO THE GAMMA ACQUIRED ASSETS, AND (XI) THE ECONOMICS OF THE OPERATION OF THE GAMMA ACQUIRED ASSETS.

(b)                   PARENT ACKNOWLEDGES AND AGREES, BY CONSUMMATING THE RE CLOSING, IT WILL BE DEEMED TO HAVE BEEN GIVEN A FULL OPPORTUNITY TO INSPECT AND INVESTIGATE EACH AND EVERY ASPECT OF EACH OF THE PARENT CONVEYED PROPERTIES, EITHER INDEPENDENTLY OR THROUGH AGENTS OF PARENT’S CHOOSING. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, THE COMPANY AND PARENT AGREE THAT THE LUMIERE RE SELLERS ARE SELLING AND PARENT IS PURCHASING AND TAKING THE PARENT CONVEYED PROPERTIES ON AN “AS IS — WHERE IS” BASIS, WITH

ANY AND ALL LATENT AND PATENT DEFECTS. PARENT ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY SET FORTH IN THE MERGER AGREEMENT AND THE OTHER INSTRUMENTS DELIVERED PURSUANT TO THE MERGER AGREEMENT, IT IS SOLELY RELYING UPON ITS EXAMINATION OF THE PARENT CONVEYED PROPERTIES AND IT IS NOT RELYING UPON ANY REPRESENTATION, STATEMENT OR OTHER ASSERTION OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM THE COMPANY OR ANY RE SELLER OR THEIR AGENTS OR BROKERS AS TO ANY MATTER CONCERNING THE PARENT CONVEYED PROPERTIES OR OTHERWISE, INCLUDING, WITHOUT LIMITATION: (I) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF THE PARENT CONVEYED PROPERTIES, INCLUDING, BUT NOT LIMITED TO, ACCESS, THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, (II) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND ANY GROUNDWATER, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING THE PARENT CONVEYED PROPERTIES, (IV) THE DEVELOPMENT POTENTIAL OF THE PARENT CONVEYED PROPERTIES, AND EACH PARENT CONVEYED PROPERTY’S USE, HABITABILITY, MERCHANTABILITY, SUITABILITY, VALUE OR FITNESS OF ANY PROPERTY FOR ANY PARTICULAR PURPOSE, (V) THE ZONING OR OTHER LEGAL STATUS OF ANY PARENT CONVEYED PROPERTY OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF ANY PARENT CONVEYED PROPERTY, (VI) THE COMPLIANCE OF THE PROPERTIES OR THEIR OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (VII) THE PRESENCE OF HAZARDOUS MATERIALS ON, UNDER OR ABOUT ANY PARENT CONVEYED PROPERTY OR ANY ADJOINING OR NEIGHBORING PROPERTY, (VIII) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE PARENT CONVEYED PROPERTIES, (IX) THE CONDITION OF TITLE TO THE PARENT CONVEYED PROPERTIES, (X) ANY FORECASTS, PROJECTIONS OR ESTIMATES OF FUTURE RESULTS, INCLUDING THE NET OPERATING INCOME WITH RESPECT TO THE PARENT CONVEYED PROPERTIES, AND (XI) THE ECONOMICS OF THE OPERATION OF THE PARENT CONVEYED PROPERTIES.

(c)                    WITHOUT LIMITING THE ABOVE, EXCEPT AS OTHERWISE PROVIDED IN ANY AGREEMENT ENTERED INTO BETWEEN GAMMA AND/OR ITS AFFILIATES OR PARENT AND/OR ITS AFFILIATES, ON THE ONE HAND, AND THE COMPANY AND/OR ITS AFFILIATES, ON THE OTHER HAND (INCLUDING, WITHOUT LIMITATION, ANY COVENANT OR OBLIGATION OF THE COMPANY AND/OR ITS AFFILIATES PURSUANT TO ANY SUCH AGREEMENT), EFFECTIVE UPON THE CLOSING, EACH OF GAMMA AND PARENT, FOR AND ON BEHALF OF ITSELF, ANY ENTITY AFFILIATED WITH GAMMA OR PARENT, AS APPLICABLE, AND ITS RESPECTIVE SUCCESSORS AND ASSIGNS, WAIVES ITS RIGHT TO RECOVER FROM AND FOREVER RELEASES AND DISCHARGES THE COMPANY, THE RE SELLERS, THEIR AFFILIATES, PARTNERS, MEMBERS, SHAREHOLDERS, INVESTMENT MANAGERS, PROPERTY MANAGERS, TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF EACH OF THEM AND THEIR RESPECTIVE PREDECESSORS, HEIRS, SUCCESSORS, PERSONAL REPRESENTATIVES AND ASSIGNS (COLLECTIVELY, “SELLER INDEMNITEES”) FROM AND AGAINST ANY AND ALL DEMANDS, CLAIMS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, LOSSES, LIABILITIES, DAMAGES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COSTS) OF WHATEVER KIND OR NATURE, DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR FUTURE, CONTINGENT OR OTHERWISE (INCLUDING ANY ACTION OR PROCEEDING, BROUGHT OR THREATENED, OR ORDERED BY ANY APPROPRIATE GOVERNMENTAL ENTITY) THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY CONNECTED WITH OR RELATING TO ANY ASSUMED LIABILITY, THE PROPERTY OR ITS CONDITION OR ANY RE LAW APPLICABLE THERETO, INCLUDING WITHOUT LIMITATION, THE PRESENCE, MISUSE, USE, DISPOSAL, RELEASE OR THREATENED RELEASE OF ANY HAZARDOUS MATERIALS AT ANY PROPERTY AND ANY LIABILITY OR CLAIM RELATED TO THE PROPERTY ARISING UNDER ANY ENVIRONMENTAL LAWS, BUT IN ALL EVENTS EXCLUDING (I) ANY OBLIGATIONS OF THE COMPANY OR ITS SUBSIDIARIES UNDER THIS REAL ESTATE PURCHASE AGREEMENT OR ANY INSTRUMENT DELIVERED PURSUANT TO THIS REAL ESTATE PURCHASE AGREEMENT OR THE MERGER AGREEMENT THAT EXPRESSLY SURVIVE THE RE CLOSING OR THE CLOSING (II) THE FRAUDULENT ACTIONS OF THE COMPANY OR ITS SUBSIDIARIES.”

(z)           Exhibit B attached to the Purchase Agreement shall be amended by deleting Ground Leased Properties numbers 8 and 9 and replacing each with “Intentionally Deleted”.

(aa)         Exhibit B-5 attached to the Purchase Agreement shall be amended by deleting Sections 6 and 7 thereof and replacing each with “Intentionally Deleted”.

(bb)         Exhibit C attached hereto shall be added to the Purchase Agreement as Exhibit C thereto.

3.             Joinder.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent hereby joins as a party to the Purchase Agreement as amended by this Amendment, and shall be deemed a “Party” thereto for all purposes thereof.

4.             Miscellaneous.

(a)           This Amendment, when read in conjunction with the Purchase Agreement, constitutes the entire agreement among the Parties with respect to the subject matter of this Amendment and the Purchase Agreement.

(b)           Except as amended and supplemented hereby, all of the terms and conditions of the Purchase Agreement shall remain and continue in full force and effect.

(c)           This Amendment may be executed in several counterparts, all of which taken together shall constitute one single agreement among the Parties.

(d)           The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

(e)           The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company, Gamma and Parent have executed this Amendment as of the day and year first above written.

COMPANY:

TROPICANA ENTERTAINMENT INC.

By:	/s/ Theresa Glebocki
Name:	Theresa Glebocki
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

GAMMA:

GLP CAPITAL, L.P.

By:	/s/ Brandon J. Moore
Title:	Senior Vice President, General Counsel and Secretary

PARENT:

ELDORADO RESORTS, INC.

By:	/s/ Edmund L. Quatmann, Jr.
Name:	Edmund L. Quatmann, Jr.
Title:	Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to Amendment]

EXHIBIT C

VESSELS

Name	Description
“Argosy III”	Official Number: 10203758
“The Palace Barge”	Hull No. SR331 Gross Tonnage: 1906 Size: 297’ x 54’ x 12’ Built: 1976
“The Work Flat”	Gross Tonnage: 54 Size: 48’ x 28’ x 4’ Built: 1993
“The Intermediate Barge”	Hull No. EDIC Gross Tonnage: 678 Size: 200’ x 35’ x 11’ Built: 1968

C-1